Exhibit (a)(2)(ii)

PROXY

PROXY, solicited by Management, for the annual and special meeting of unitholders (the “Meeting”) of Brookfield Canada Office Properties (the “Trust”) to be held on June 28, 2017 at the Hockey Hall of Fame, Brookfield Place, 30 Yonge Street in Toronto, Ontario at 1:00 p.m. (Toronto Time).

The undersigned registered unitholder of the Trust hereby appoints T. JAN SUCHARDA, being a trustee of the Trust, or failing him BRYAN K. DAVIS, being the Chief Financial Officer of the Trust (or in lieu thereof                                 ), as proxy of the undersigned, with the power of substitution, to attend and vote on behalf of the undersigned at the Meeting of the Trust to be held on June 28, 2017, and at any adjournments or postponements thereof, on the following matters:

1)	to approve (i) the redemption (the “Redemption”) by the Trust of all of the issued and outstanding trust units (the “Trust Units”) of the Trust not already owned by Brookfield Property Partners L.P. and its subsidiaries for cash consideration of $32.50 per Trust Unit and (ii) amendments to the amended and restated declaration of trust of the Trust dated as of February 24, 2012 to provide for the Redemption and the grant of dissent rights to Trust Unitholders in connection with the Redemption (the “Amendment”, and together with the Redemption, the “Transaction”);

2)	to receive the consolidated financial statements of the Trust for the fiscal year ended December 31, 2016, including the external auditor’s report;

3)	to elect Trustees who will serve until the end of the next annual meeting of unitholders; and

4)	to appoint the external auditor who will serve until the end of the next annual meeting of unitholders and authorize the Trustees to set the external auditor’s remuneration.

A.	Approval of the Transaction

☐	FOR the special resolution (the “Transaction Resolution”), the full text of which is set forth in Appendix B of the management information circular dated May 8, 2017 (the “Circular”), approving the Transaction, as more particularly described in the Circular; or

☐	AGAINST the Transaction Resolution, the full text of which is set forth in Appendix B of the Circular, approving the Transaction, as more particularly described in the Circular.

B.	Election of Trustees

		FOR	WITHHOLD			FOR	WITHHOLD
1.	Mr. Colum Bastable	☐	☐	5.	Mr. Paul D. McFarlane	☐	☐

2.	Mr. G. Mark Brown	☐	☐	6.	Ms. Susan L. Riddell Rose	☐	☐

3.	Mr. Thomas F. Farley	☐	☐	7.	Mr. T. Jan Sucharda	☐	☐

4.	Mr. Roderick D. Fraser	☐	☐			☐	☐

C.	Appointment of External Auditor (mark only one of “FOR” or “WITHHOLD”)

☐	FOR the appointment of Deloitte LLP as the external auditor and authorizing the trustees to set the external auditor’s remuneration; or

☐	WITHHOLD from voting on the appointment of Deloitte LLP as the external auditor and authorizing the trustees to set the external auditor’s remuneration.

In addition, the undersigned appoints such person as proxy to vote and act as aforesaid upon any amendments or variations to the matters identified in the accompanying Notice of Annual and Special Meeting of Unitholders and Availability of Investor Materials (the “Notice”) and on all other matters that may properly come before the Meeting. The units represented by this proxy will be voted for, against or withheld from voting as directed by the unitholder. In the absence of such directions, units represented by proxies received by Management will be voted FOR the Transaction Resolution, FOR each of the trustee nominees and FOR the appointment of Deloitte LLP as external auditor, and in favour of Management’s proposals generally.

Name of Registered Unitholder:

Signature of Registered Unitholder:

Number of Trust Units:

Number of Special Voting Units:

Date:

NOTES:

1. If this proxy is not dated in the space provided, it will be deemed to bear the date on which it was mailed to the unitholders by Management of the Trust.

2. If the unitholder completing this proxy is an individual, please sign exactly as your units are registered.

If the unitholder completing this proxy is a corporation, this proxy must be executed by a duly authorized officer or attorney of the unitholder and, if the corporation has a corporate seal, its corporate seal should be affixed.

If the units are registered in the name of an executor, administrator or trustee, please sign exactly as the units are registered. If the units are registered in the name of the deceased or other unitholder, the unitholder’s name must be printed in the space provided, the proxy must be signed by the legal representative with his or her name printed below his or her signature and evidence of authority to sign on behalf of the unitholder must be attached to this proxy.

3. To be valid, this proxy must be signed and mailed to CST Trust Company, using the return envelope enclosed, by mail to CST Trust Company, Attention Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1, or by e-mail to proxy@canadastockta.com or by fax at 416-368-2502 or 1-866-781-3111 by no later than 5:00 p.m., Toronto time, on June 26, 2017 or two days (excluding Saturdays, Sundays and holidays) before the day of any adjourned or postponed Meeting.

4. Every unitholder has the right to appoint a person (who need not be a unitholder of the Trust) to represent him or her at the Meeting other than the Management representatives designated in this proxy. If you wish to appoint a person other than the Management representatives herein, please insert the name of your chosen proxyholder in the space provided and deliver the completed proxy to CST Trust Company as set out above.

5. Registered holders of Trust Units are entitled to dissent from the Transaction Resolution in accordance with the dissent procedures described the Circular under the heading “Dissenting Registered Trust Unitholders’ Rights”. Failure to follow exactly the procedures set forth in the Circular will result in the loss or unavailability of any right of dissent.

6. All unitholders should refer to the accompanying Notice and the Management Information Circular of the Trust dated May 8, 2017 for further information regarding completion and use of this proxy and other information pertaining to the Meeting.

7. If a unit is held by two or more persons (for example, joint ownership, trustees, executors, etc.) any one of them present or represented by proxy at the Meeting may, in the absence of the other or others, vote in respect thereof, but if more than one of them are present or represented by proxy, they shall vote together in respect of each trust unit or special unit so held.